UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 18, 2014

J.W. Mays, Inc.
(Exact name of registrant as specified in its charter)

New York	1-3647	11-1059070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9 Bond Street, Brooklyn, New York	11201-5805
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(718) 624-7400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report contains 3 pages.

Explanatory Note

This Current Report on Form 8-K/A updates information provided on a Current Report on Form 8-K dated November 19, 2014, relating to disclosures made under Item 5.07, Submission of Matters to a Vote of Security Holders, associated with the J.W. Mays, Inc. (the "Company") Annual Meeting of Shareholders held on November 18, 2014.

Item 5.07 Submission of Matters to a Vote of Security Holders

As previously reported, in an advisory vote on the frequency of the advisory vote on the compensation of our named executive officers held at the Annual Meeting of Shareholders of the Company on November 18, 2014, 77,430 shares voted for one year, 357 shares voted for two years, 1,099,620 shares voted for three years, and there were 22,212 shares that abstained.

SEC regulations state that the Company must hold these votes on frequency at least once every six years. In light of these voting results and other factors, the Company's Board of Directors, at its March 25, 2015 meeting, decided that future shareholder advisory (non-binding) votes on executive compensation will occur every three years. Accordingly, the next shareholder advisory (non-binding) vote on executive compensation will be held at the Company's 2017 Annual Meeting of Shareholders. The next required shareholder advisory (non-binding) vote regarding the frequency interval will be held in six years at the Company's 2020 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.W. MAYS, INC.
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(Registrant)

Dated:	March 25, 2015	By: Mark Greenblatt
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Mark Greenblatt
Vice President
Principal Financial Officer